ANGEL & FRANKEL, P.C.
          Attorneys for Infotechnology, Inc.
            and Questech Capital Corporation,
            Debtors and Debtors-in-Possession
          366 Madison Avenue
          New York, New York 10017
          (212) 286-0100
          Joshua J. Angel, Esq. (JA-3288)
          Hugh H. Shull III, Esq. (HS-0236)



          UNITED STATES BANKRUPTCY COURT
          SOUTHERN DISTRICT OF NEW YORK
          - - - - - - - - - - - - - - - - - -x

          In re:                                 Chapter 11

          INFOTECHNOLOGY, INC.,
          a Delaware Corporation,                Case No. 91 B 10970 (FGC)

                              Debtor.

          - - - - - - - - - - - - - - - - - -x

          In re:                                 Chapter 11

          QUESTECH CAPITAL CORPORATION,
          a Delaware Corporation,                Case No. 91 B 10971 (FGC)

                              Debtor.

          - - - - - - - - - - - - - - - - - -x



                 THIRD JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11
                 OF THE BANKRUPTCY CODE FOR INFOTECHNOLOGY, INC. AND
                 ITS AFFILIATED DEBTOR, QUESTECH CAPITAL CORPORATION





                                  TABLE OF CONTENTS

                                                                       PAGE


          ARTICLE I

          DEFINITIONS AND RULES OF CONSTRUCTION . . . . . . . . . . . .   2


          ARTICLE II

          CLASSIFICATION OF CLAIMS AND INTERESTS  . . . . . . . . . . .  16

                  Infotech Claims and Interests . . . . . . . . . . . .  16
                  Questech Claims and Interests . . . . . . . . . . . .  17


          ARTICLE III

          IDENTIFICATION OF CLASSES OF CLAIMS AND
          INTERESTS IMPAIRED OR UNIMPAIRED UNDER THE PLAN . . . . . . .  17

                  Infotech Unimpaired Classes . . . . . . . . . . . . .  17
                  Questech Unimpaired Classes . . . . . . . . . . . . .  17
                  Infotech Impaired Classes . . . . . . . . . . . . . .  18
                  Questech Impaired Classes . . . . . . . . . . . . . .  18


          ARTICLE IV

          TREATMENT OF UNIMPAIRED CLASSES . . . . . . . . . . . . . . .  18

                  INFOTECH  . . . . . . . . . . . . . . . . . . . . . .  18

                      Infotech Administrative Claims (Class 1)  . . . .  18
                      Infotech Priority Claims (Class 2)  . . . . . . .  19
                      Infotech Tax Claims (Class 3) . . . . . . . . . .  19
                      Infotech Convenience Claims (Class 4) . . . . . .  20

                  QUESTECH  . . . . . . . . . . . . . . . . . . . . . .  20

                      Questech Administrative Claims (Class 1)  . . . .  20
                      Questech Priority Claims (Class 2)  . . . . . . .  21
                      Questech Tax Claims (Class 3) . . . . . . . . . .  21


          ARTICLE V

          TREATMENT OF IMPAIRED CLASSES . . . . . . . . . . . . . . . .  23

                  Overview  . . . . . . . . . . . . . . . . . . . . . .  23








                                  TABLE OF CONTENTS
                                     (continued)


                                                                       PAGE

                  Infotech  . . . . . . . . . . . . . . . . . . . . . .  23
                      Infotech PBGC Claim (Class 5) . . . . . . . . . .  23
                      Infotech Unsecured Claims (Class 6) . . . . . . .  23
                      Infotech Indemnification Claims (Class 7) . . . .  24
                      Infotech Interests (Class 8)  . . . . . . . . . .  25
                      Infotech Securities Laws Claims (Class 9) . . . .  25

                  Questech  . . . . . . . . . . . . . . . . . . . . . .  25

                      Questech SBA Claim (Class 4)  . . . . . . . . . .  25
                      Questech Unsecured Claims (Class 5) . . . . . . .  28


          ARTICLE VI

          ACCEPTANCE OR REJECTION OF PLAN; EFFECT OF REJECTION
          BY ONE OR MORE CLASSES OF CLAIMS OR INTERESTS . . . . . . . .  28


          ARTICLE VII

          PROVISIONS CONCERNING DISTRIBUTIONS . . . . . . . . . . . . .  29


          ARTICLE VIII

          PROVISIONS CONCERNING DISCHARGE AND PROPERTY  . . . . . . . .  33


          ARTICLE IX

          RELEASES AND TERMINATION  . . . . . . . . . . . . . . . . . .  37


          ARTICLE X

          TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES . . . .  41


          ARTICLE XI

          PROCEDURES FOR RESOLVING DISPUTED CLAIMS  . . . . . . . . . .  44











                                  TABLE OF CONTENTS
                                     (continued)


                                                                       PAGE

          ARTICLE XII

          MEANS FOR EXECUTION OF THE PLAN; CONDITIONS PRECEDENT . . . .  45


          ARTICLE XIII

          RETENTION OF JURISDICTION . . . . . . . . . . . . . . . . . .  52


          ARTICLE XIV

          GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . .  55


          EXHIBITS

          1. AMASYS Corporate Charter

          2. AMASYS Stock Option Plan

          3. AMASYS Warrant

          4. Assignment and Assumption Agreement

          5. PBGC Notes and PBGC Security Agreement

          6. SBA Security Agreement and Note

          7. Avacus Stipulation and Order

          8. PBGC Term Sheet























          ANGEL & FRANKEL, P.C.
          Attorneys for Infotechnology, Inc.
            and Questech Capital Corporation,
            Debtors and Debtors-in-Possession
          366 Madison Avenue
          New York, New York 10017
          (212) 286-0100
          Joshua J. Angel, Esq. (JJA-3288)
          Hugh H. Shull III, Esq. (HS-0236)


          UNITED STATES BANKRUPTCY COURT
          SOUTHERN DISTRICT OF NEW YORK
          - - - - - - - - - - - - - - - - - -x

          In re:                                 Chapter 11

          INFOTECHNOLOGY, INC.,
          a Delaware Corporation,                Case No. 91 B 10970 (FGC)

                              Debtor.

          - - - - - - - - - - - - - - - - - -x

          In re:                                 Chapter 11

          QUESTECH CAPITAL CORPORATION,
          a Delaware Corporation,                Case No. 91 B 10971 (FGC)

                              Debtor.

          - - - - - - - - - - - - - - - - - -x



                 THIRD JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE FOR INFOTECHNOLOGY, INC. AND ITS AFFILIATED DEBTOR, QUESTECH CAPITAL CORPORATION



                    Infotechnology, Inc. ("Infotech") and  Questech Capital

          Corporation   ("Questech"),  debtors   and  debtors-in-possession

          (collectively, the "Debtors"), propose the following second joint plan of reorganization (the "Plan") pursuant to Chapter 11 of the

          Bankruptcy Code.





                                      ARTICLE I

                        DEFINITIONS AND RULES OF CONSTRUCTION

                    The   following  capitalized   terms  shall   have  the

          respective meanings as hereinafter set forth (such meanings to be equally  applicable to the singular and plural forms of the terms defined, unless the context otherwise requires).  Any capitalized term  used in the Plan that is  not defined herein but is defined in the Bankruptcy Code or Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or Bankruptcy Rules,

          unless the context clearly requires otherwise.

                    The words "herein", "hereof" and "hereunder", and other

          words of similar import refer to this Plan as a  whole, including all exhibits and schedules,  if any, annexed hereto, as  the same may from  time to time be amended or supplemented, and not to any particular  article, section  or  subdivision  contained in  this

          Plan.

          1.01.     "ACYT"  means American  Cytogenetics, Inc.,  a Delaware

                    corporation.

          1.02.     "Administrative Claim" means  a claim against  Infotech

                    or  Questech, as  the  case may  be,  for any  cost  or

                    expense of administration allowed under SECTION 503(b) of

                   the Bankruptcy Code, including, without limitation, any (i)

                    actual and necessary  costs and expenses of  preserving

                    the  Debtor's  estate  and  of  operating the  Debtor's

                    business; (ii) all allowances of compensation for legal

                    or other  professional  services and  reimbursement  of








                    costs  and expenses to the  extent allowed by the Court

                    under SUB-SECTION 330, 331 and/or 503 of the Bankruptcy

                    Code, or

                    otherwise allowed  by the Court; and (iii) all fees and

                    charges assessed against  the Debtor's estate  pursuant

                    to SECTION 1930 of Title 28, United States Code.

          1.03.     "Allowed" when  used with  respect to  a Claim  means a

                    Claim or portion of a Claim:  (i) which is scheduled by

                    the Debtor pursuant to  SUB-SECTION 521(1) and 1106(a)(2)

                    of the

                    Bankruptcy Code, other than  a Claim which is scheduled

                    by the Debtor as disputed, contingent,  unliquidated or

                    unknown;  or  (ii)  proof  of  which  has  been  filed,

                    pursuant  to SECTION 501(a)  of  the Bankruptcy  Code,

                    on or

                    before the date  designated by  the Court  as the  last

                    date  for  timely  filing  proofs of  claim,  and  with

                    respect to  which claim  no objection to  the allowance

                    thereof has been interposed prior to the final date for

                    filing such  objections set  forth in  an order  of the

                    Court;  or (iii)  which,  after objection  thereto, has

                    been allowed, in whole or in part, by a Final Order; or

                    (iv) a Claim which has been allowed pursuant to a Final

                    Order.

          1.04.     "AMASYS"  means  AMASYS  Corporation,  a  newly-created

                    Delaware  corporation to which  Infotech will, pursuant

                    to   the  terms  of   the  Assignment   and  Assumption

                    Agreement, transfer  on the Effective  Date certain  of

                    its assets principally  consisting of its  interests in








                    TII, Comtex, PTSI and IRN.

          1.05.     "AMASYS Common Stock" means the common stock of AMASYS,

                    $.01 par value per share, to be issued on and after the

                    Effective Date.

          1.06.     "AMASYS Corporate  Charter"  means the  Certificate  of

                    Incorporation  of  AMASYS  substantially  in  the  form

                    annexed hereto as Exhibit "1".

          1.07.     "AMASYS  SERIES   "A"   PREFERRED  STOCK"   means   the

                    convertible  preferred  stock   of  AMASYS   designated

                    "Series A" in the AMASYS Corporate Charter.

          1.08.     "AMASYS Stock Option Plan"  means the stock option plan

                    substantially in  the form  annexed  hereto as  Exhibit

                    "2".

          1.09.     "AMASYS Warrant" means a  warrant, substantially in the

                    form annexed hereto as Exhibit "3".

          1.10.     "Assignment   and   Assumption  Agreement"   means  the

                    Assignment  and  Assumption Agreement  substantially in

                    the form annexed hereto as Exhibit "4".

          1.11.     "Avacus Lawsuit" means  the lawsuit captioned  ( Avacus

                    Partners, L.P., et al. v. Brian, et  al.), Civil Action

                    No. 1101, filed in  the Court of Chancery of  the State

                    of  Delaware  in and  for  New Castle  County,  and any

                    claims asserted in or arising out of the subject matter

                    thereof.

          1.12.     "Avacus  Stipulation and  Order" means  the stipulation

                    between  Avacus Partners,  L.P. and  the Debtor,  as so








                    ordered by the Court  on November 22, 1993 in  the form

                    annexed hereto as Exhibit "7".

          1.13.     "Bankruptcy  Code" means the  Bankruptcy Reform  Act of

                    1978, Title  11, United States Code,  11 U.S.C.

                    SUB-SECTION 101, et seq., as amended.

          1.14.     "Bankruptcy Court" or "Court"  means the United  States

                    District Court  for the Southern District  of New York,

                    having jurisdiction  over this  Bankruptcy Case  and to

                    the extent of any reference made pursuant to  28 U.S.C.

                    SECTION 157,  the United States Bankruptcy Court for the

                    Southern District of New York.

          1.15.     "Bankruptcy   Rules"  means   the   Federal  Rules   of

                    Bankruptcy Procedure as applicable to cases under title

                    11  of the United States  Code, and the  local rules of

                    the Bankruptcy Court applicable to the Chapter 11 Case.

          1.16.     "Business  Day" means  any day  other than  a Saturday,

                    Sunday  or legal  holiday as  such term  is defined  in

                    Bankruptcy Rule 9006(a).

          1.17.     "Chapter 11" means Chapter 11 of the Bankruptcy Code.

          1.18.     "Chapter 11 Case" means the case commenced  on March 5,

                    1991,  under  Chapter 11  of  the  Bankruptcy Code,  by

                    Infotech and/or Questech, as the case may be, currently

                    pending in the Court.

          1.19.     "Claim" means a claim against the Debtors as defined in

                    SECTION 101(5) of the Bankruptcy Code; to wit, the right

                    to payment, whether or not such right is reduced to







                    judgment, liquidated,  unliquidated, fixed, contingent,

                    matured,   unmatured,   disputed,  undisputed,   legal,

                    equitable, secured,  or unsecured;  or the right  to an

                    equitable  remedy for  breach  of performance  if  such

                    breach gives rise to a right to payment, whether or not

                    such  right  to  an  equitable  remedy  is  reduced  to

                    judgment,   fixed,   contingent,  matured,   unmatured,

                    disputed, undisputed, secured or unsecured.

          1.20.     "Claimant" means the holder of a Claim.

          1.21.     "Class"  means a class of  holders of Allowed Claims or

                    Allowed Interests described in Article II of the Plan.

          1.22.     "Class Action" means  the consolidated actions entitled

                    In   re   Financial  News   Network,   Inc.  Securities

                    Litigation - Spett,  et al.  v. Brian, et  al., in  the

                    Class Action Court, case No. CV-90-5316-HCH.

          1.23.     "Class Action Court"  means the United States  District

                    Court for the Central District of California.

          1.24.     "Class Action  Derivative Lawsuit" means  the purported

                    derivative  lawsuit captioned Cavaliere, et al. v. Earl

                    W. Brian, et al., Case No. BC012084,  filed on February

                    1, 1991 in the Los Angeles Superior Court.

          1.25.     "Class Action Final Judgment" means the approval of the

                    Class  Action  Court of  the settlement  and compromise

                    between Infotech,  FNN, UPI  and the plaintiffs  in the

                    Class  Action as  contained  in the  final judgment  of

                    dismissal  with  prejudice of  the  Class Action  Court








                    dated April 12, 1993.

          1.26.     "Comtex"  means  Comtex Scientific  Corp.,  a  New York

                    corporation.

          1.27.     "Confirmation"  means entry  of an  order by  the Court

                    approving the Plan in accordance with Chapter 11 of the

                    Bankruptcy Code.

          1.28.     "Confirmation Date" means the  date upon which an order

                    confirming the  Plan in  accordance with Chapter  11 of

                    the Bankruptcy Code becomes a Final Order.

          1.29.     "Confirmation Order"  means  the order  entered by  the

                    Court confirming  the Plan in  accordance with  Chapter

                    11.

          1.30.     "Convenience Claims" means  an Allowed Unsecured  Claim

                    against Infotech which, when  aggregated with all other

                    such Claims of such claimant, either (i) totals $500.00

                    or less, or (ii) is reduced by written election of such

                    claimant to $500.00 in the aggregate.

          1.31.     "Debtors" means  Infotech and Questech,  each of  which

                    filed a petition for reorganization under Chapter 11 of

                    the  Bankruptcy Code on  March 5, 1991, Case  Nos. 91 B

                    10970 (FGC) and 91 B 10971 (FGC), respectively.

          1.32.     "Disallowed Claim"  means any Claim or  portion thereof

                    disallowed by a Final Order of the Court.

          1.33.     "Disclosure   Statement"   means  the   Debtors'  Joint

                    Disclosure Statement.

          1.34.     "Disputed Claim" means (i) any Claim or portion thereof








                    (other than an Allowed Claim) which is scheduled by the

                    Debtors as disputed, contingent and/or unliquidated; or

                 (ii) a Claim which has been filed pursuant to SECTION 501(a)

                    of the  Bankruptcy Code as  unliquidated or contingent,

                    or (iii)  a  Claim which  has  been filed  pursuant  to

                    SECTION 501(a) of the Bankruptcy Code and as to which an

                    objection to the allowance  thereof has been interposed

                    within  the time  limitation  fixed  by the  Bankruptcy

                    Code,  by an order of the  Court or by this Plan, which

                    objection has not been determined, in whole or in part,

                    by a Final Order.

          1.35.     "Distribution" means cash,  notes and/or securities, as

                    the case may be, to be issued under the Plan.

          1.36.     "Effective Date" means the  first Business Day which is

                    sixty (60) days after  the Confirmation Order becomes a

                    Final  Order;  provided,  however  that  when  used  in

                    reference to  the Avacus  Stipulation and Order  or the

                    Avacus Lawsuit, Effective Date means the First Business

                    Day after the Confirmation Order becomes a Final Order.

          1.37.     "Entity" shall  have the meaning as  defined in Section

                    SECTION 101(15) of the Bankruptcy Code.

          1.38.     "ERISA" means the  Employee Retirement Income  Security

                    Act of 1974, as amended, 29 U.S.C. SECTION 1001 et seq.

          1.39.     "Estate" means the estate  of the Debtors created under

                  SECTION 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.








          1.40.     "Final  Order"  means  an  order or  judgment  (or  any

                    revision,  modification  or  amendment  thereof)  as to

                    which  order or judgment (i) the time to appeal or seek

                    review, rehearing, reargument or certiorari has expired

                    and as  to  which no  appeal  or petition  for  review,

                    rehearing,  reargument  or  certiorari   proceeding  is

                    pending, or (ii)  an order or  judgment which has  been

                    appealed, has been  affirmed on and as  to which appeal

                    the time for further appeal has expired.

          1.41.     "FNN" means Financial News Network, Inc.,  a California

                    corporation.

          1.42.     "FNN Class  7 Cash Settlement Fund"  means a segregated

                    fund of at least $750,000 as provided in SECTION 5.10

                    of the FNN Plan.

          1.43.     "FNN  Class 7  Claim" means  any Claim  for damages  or

                    recision arising out of the purchase or sale of Old FNN

                    Common  Stock that has been or could be asserted in the

                    Class Action.

          1.44.     "FNN  Class 7  Share Allocation"  means New  FNN Common

                    Stock to  be issued to  (i) the holders of  FNN Class 7

                    Claims and  (ii) Infotech  Class 8, and  distributed by

                    the Class Action Court in accordance with SECTION 5.10

                    of the FNN Plan.

          1.45.     "FNN Plan"  means the FNN plan  of reorganization dated

                    November  19, 1991,  as  amended, which  was  confirmed

                    pursuant to SECTION 1129  of the Bankruptcy Code

                    by order of








                    the Bankruptcy Court dated May 19, 1992, as amended.

          1.46.     "Global Settlement" means the settlement  agreement, as

                    approved by the Court, by and among Infotech, Questech,

                    FNN   and   SPNB   resolving   certain   disputes   and

                    controversies as between them as therein set forth.

          1.47.     "Hadron" means Hadron, Inc., a New York corporation.

          1.48.     "Indemnification    Claim"    means    a   Claim    for

                    indemnification  for attorneys  fees  or  other out  of

                    pocket  expenses  incurred  by  any defendants  in  the

                    Avacus Lawsuit allowed in  accordance with Section 9 of

                    the Avacus Stipulation and Order.

          1.49.     "Infotech"  means  Infotechnology,   Inc,  a   Delaware

                    corporation.

          1.50.     "Infotech Group"  means any  and all trade  or business

                    organizations -- other than UPI -- that are now, or may

                    become in  the future, either (i)  under common control

                    with Infotech or UPI within the meaning of

                    SECTION 4001(b)(1)

                  of ERISA,  29 U.S.C. SECTION 1301(b)(i) and the regulations promulgated thereunder, or  (ii) members of  Infotech's

                    or  UPI's "controlled  group"  within  the  meaning  of

                    SECTION 4001(a)(14)  of ERISA,  29  U.S.C.

                    SECTION 1301(a)(14),  or

                    (iii) a successor to any trade or business organization

                    described  in (i) or  (ii) above within  the meaning of

                    SECTION 4069(b) of  ERISA, 29 U.S.C.

                    SECTION 4069(b), specifically including AMASYS.

          1.51.     "Infotech/Reorganized FNN Share"  means all of  the New








                    FNN  Common Stock to be  issued to Infotech pursuant to

                    the FNN Plan (i) based upon Infotech's 7,548,198 shares

                    of old FNN Common  Stock, and (ii) in exchange  for the

                    transfer to  FNN of  Infotech's 51% equity  interest in

                    Shark Holdings.

          1.52.     "Infotech Securities Laws Claims"  means any claim  for

                    damages  for recision  arising out  of the  purchase or

                    sale  of Old  Infotech Common  Stock that  has been  or

                    could be asserted in the Class Action.

          1.53.     "Interest"  means the rights of  a holder of issued and

                    outstanding shares of Old Infotech Common Stock  and/or

                    Old Questech Common Stock.

          1.54.     "IRN"  means  Institutional Research  Network,  Inc., a

                    Delaware corporation.

          1.55.     "New FNN Common Stock" means the common stock, $.01 par

                    value per share, of Reorganized FNN issued on and after

                    the effective date of the FNN Plan.

          1.56.     "New  Infotech Common  Stock"  means the  common  stock

                    $0.01 per value per share of Reorganized Infotech to be

                    issued on and after the Effective Date.

          1.57.     "New  SBA Note" means a  promissory note in  the sum of

                    approximately $16,000,000,  to be executed, as  part of

                    the SBA Agreement, on the Effective Date by Reorganized

                    Questech and delivered to the SBA in full settlement of

                    the SBA/Questech Claim.

          1.58.     "Old FNN Common  Stock" means the common  stock, no par








                    value  per share,  of FNN  outstanding on  the  date of

                    commencement of the FNN Chapter 11 Case.

          1.59.     "Old Infotech  Common  Stock" means  the common  stock,

                    $0.01 par value per share, including warrants and other

                    options to purchase such stock, of Infotech, issued and

                    outstanding on the Petition Date.

          1.60.     "Old  Questech Common  Stock" means  the common  stock,

                    $0.01 par value per share, including warrants and other

                    options to purchase such stock, of Questech, issued and

                    outstanding on the Petition Date.

          1.61.     "PBGC" means the Pension Benefit Guaranty Corporation.

          1.62.     "PBGC Claim" means the entire Claim of the PBGC against

                    Infotech.

          1.63.     "PBGC Notes" mean promissory notes substantially in the

                    form of Exhibit "5" annexed hereto.

          1.64.     "PBGC  Security  Agreement"  means  the  PBGC  Security

                    Agreement  substantially in the  form annexed hereto as

                    Exhibit "5".

          1.65.     "PBGC Term  Sheet"  means  the  agreement  between  the

                    Pension Benefit  Guaranty Corporation and the Debtor in

                    the Form annexed hereto as Exhibit 8.

          1.66.     "Petition Date" means March 5, 1991.

          1.67.     "Plan" means this Chapter 11 Plan of Reorganization, as

                    amended, modified or supplemented  from time to time as

                    and to the extent permitted herein or by the Bankruptcy

                    Code and Bankruptcy Rules.








          1.68.     "Plan Ballot" means the  form distributed to holders of

                    Claims and Equity Interests  impaired under the Plan as

                    defined in SECTION 1124 of the Bankruptcy Code.

          1.69.     "Priority Claim" means all  or that portion of  a Claim

                    against  Infotech  or Questech,  as  the  case may  be,

                    entitled to  priority under SECTION 507(a)(3), (4)

                    or (6) of the Bankruptcy Code.

          1.70.     "Professional Person"  shall have  the same  meaning as

                    defined in SECTION 327(a) of the Bankruptcy Code.

          1.71.     "Pro-Rata Share"  means, with  respect to an  amount of

                    cash or  securities  to be  paid  or distributed  on  a

                    particular date to a holder of a Claim or Interest in a

                    particular Class, the  ratio, as of  such date, of  the

                    then  outstanding  amount  of  such  Allowed  Claim  or

                    Interest  of such  Claimant or  Interest holder  in the

                    particular Class to the  aggregate of Allowed Claims or

                    Interests  and  Disputed  Claims  or  Interests in  the

                    particular Class.

          1.72.     "PTSI" means Pacific Telecommunications  Systems, Inc.,

                    a Nevada corporation.

          1.73.     "Questech"  means  Questech   Capital  Corporation,   a

                    Delaware corporation.

          1.74.     "Questech  Portfolio"  means  the  entire  interests of

                    Questech, as  of the  Effective Date, in  the following

                    entities:   (i)  Advanced  Logic  Systems,  Inc.,  (ii)

                    American Bionetics, Inc., (iii)  American Cytogenetics,








                    Inc., (iv) Cancer Screening  Services, Inc., (v) Dalton

                    Communications, Inc., (vi) EPI Technology,  Inc., (vii)

                    Griffin International, Inc., (viii)  HSC Services/Bios,

                    Inc., (ix) I-Flow Corp.,  (x) Incstar Corp., (xi) Intex

                    Enterprises,  Inc., (xii) Intex  Holdings, Inc., (xiii)

                    Medical  Magnetics, Inc.,  (xiv)  Medicomp, Inc.,  (xv)

                    Odyssey  Biomedical,  (xvi) Pinetree  Computer Systems,

                    Inc.,   (xvii)   Saturn   Chemicals;  (xviii)   Sampson

                    Erectors, Inc. and (xix) Reorganized FNN.

          1.75.     "Questech   Excess  Cash"  means  cash  of  Reorganized

                    Questech, as of the Effective Date, in  excess of Three

                    Hundred  Fifty  Thousand   ($350,000)  Dollars,   after

                    payment of all Questech Administrative Claims, Priority

                    Claims, Tax Claims and Unsecured Claims.

          1.76.     "Reorganized Debtors" means,  to the extent applicable,

                    the Debtors  as the same shall be  constituted upon the

                    Effective Date pursuant to the Plan.

          1.77.     "Reorganized   FNN"  means   FNN   as  it   is  legally

                    constituted after the entry  of a Final Order approving

                    the FNN Plan.

          1.78.     "Reorganized Questech" means Questech  as it is legally

                    constituted after the entry of the Confirmation Order.

          1.79.     "SBA"   means   the   United   States   Small  Business

                    Administration.

          1.80.     "SBA  Agreement"  means  the  SBA  Loan  Agreement, SBA

                    Security  Agreement and SBA  Secured Note substantially








                    in the form annexed hereto as Exhibit "6".

          1.81.     "SBA/Questech Claim" means the Claim of the SBA against

                    Questech   in  the   approximate  sum   of  $15,915,475

                    inclusive of interest and  principal as of the Petition

                    Date,  plus interest accrued subsequent to the Petition

                    Date through and including the Effective Date.

          1.82.     "Securities Laws Claim" means  any Claim for damages or

                    rescission arising out  of the purchase or  sale of Old

                    Infotech  Common  Stock  that  has  been  or  could  be

                    asserted in the Class Action.

          1.83.     "Shark   Holdings"  means   Shark  Holdings,   Inc.,  a

                    Massachusetts corporation, the  parent company of Shark

                    Information Services.

          1.84.     "SPNB" means Security Pacific National Bank.

          1.85.     "Tax  Claim"  means all  or  that  portion of  a  Claim

                    against  Infotech  or Questech,  as  the  case may  be,

                    entitled to priority under SECTION 507(a)(7) of the

                    Bankruptcy  Code.   Except  as may  be  allowed by  the

                    Court, any  interest accrued after March  5, 1991 shall

                    not be part of any Allowed Tax Claim.

          1.86.     "TII"  means  Telecommunications  Industries,  Inc.,  a

                    Delaware corporation.

          1.87.     "Undertaking"  means the undertaking  by the defendants

                    in paragraph "8" of the Avacus Stipulation and Order.

          1.88.     "Unsecured Claim"  means any Claim  against Infotech or

                    Questech,   as  the   case  may   be,  other   than  an








                    Administrative  Claim,  Priority   Claim,  Tax   Claim,

                    Convenience Claim, Securities  Law Claim, SBA Claim  or

                    PBGC  Claim including without  limitation (i) any Claim

                    arising from the rejection  by Infotech or Questech, as

                    the  case may be, of an executory contract or unexpired

                    lease in accordance with SECTION 10 of this Plan, or

                    (ii) any Claim for indemnification or contribution.

          1.89.     "UPI"   means  United  Press   International,  Inc.,  a

                    Delaware corporation.

          1.90.     "UPI  Claim"  means  the  claim filed  by  Infotech  on

                    September 8,  1992 in UPI's  bankruptcy case, captioned

                    In re United Press  International, Inc., Case No. 91  B

                    13955 (FGC),  in the Bankruptcy Court  for the Southern

                    District of New York.

          1.91.     "UPI Pension Plan" means the United Press International

                    Pension Plan.

                                      ARTICLE II

                        CLASSIFICATION OF CLAIMS AND INTERESTS


          2.01.     Infotech Claims and Interests

                    The Plan classifies the Claims against and Interests in

                    Infotech as follows:

                         (a)  Class 1 - Infotech Administrative Claims

                         (b)  Class 2 - Infotech Priority Claims

                         (c)  Class 3 - Infotech Tax Claims

                         (d)  Class 4 - Infotech Convenience Claims

                         (e)  Class 5 - Infotech PBGC Claim.







                         (f)  Class 6 - Infotech Unsecured Claims

                         (g)  Class 7 - Indemnification Claims

                         (h)  Class 8 - Infotech Interests

                         (i)  Class 9 - Infotech Securities Laws Claims


          2.02.     Questech Claims and Interests

                    The Plan classifies the Claims against and Interests in

                    Questech as follows:

                         (a)  Class 1 - Questech Administrative Claims

                         (b)  Class 2 - Questech Priority Claims

                         (c)  Class 3 - Questech Tax Claims

                         (d)  Class 4 - Questech SBA Claim

                         (e)  Class 5 - Questech Unsecured Claims

                         (f)  Class 6 - Questech Interests



                                     ARTICLE III

                       IDENTIFICATION OF CLASSES OF CLAIMS AND
                   INTERESTS IMPAIRED OR UNIMPAIRED UNDER THE PLAN


          3.01.     Infotech Unimpaired Classes

                    Infotech  Administrative  Claims  (Class  1),  Infotech

                    Priority  Claims (Class 2),  Infotech Tax Claims (Class

                    3) and  Infotech Convenience Claims  (Class 4) are  not

                    impaired under the Plan.

          3.02.     Questech Unimpaired Classes

                    Questech  Administrative  Claims  (Class  1),  Questech

                    Priority   Claims  (Class   2),  Questech   Tax  Claims

                    (Class 3)  and  Questech Interests  (Class  6)  are not







                    impaired under the Plan.

          3.03.     Infotech Impaired Classes

                    Infotech  PBGC  Claim  (Class  5),  Infotech  Unsecured

                    Claims  (Class 6),  Indemnification  Claims (Class  7),

                    Infotech  Interests (Class  8) and  Infotech Securities

                    Laws Claims  (Class 9) are impaired under  the Plan and

                    are entitled to vote to accept or reject the Plan.

          3.04.     Questech Impaired Classes

                    Questech  SBA  Claim (Class  4) and  Questech Unsecured

                    Claims (Class 5)  are impaired under  the Plan and  are

                    entitled to vote to accept or reject the Plan.

          3.05.     In  the event  of  a  controversy  as  to  whether  any

                    Claimant or Class of  Claimants or holders of Interests

                    are  impaired under  the Plan,  the Court  shall, after

                    notice and a hearing, resolve such controversy.

          3.06.     The Debtors shall  provide all  Claimants and  Interest

                    holders entitled to vote with a form of ballot approved

                    by the Court to be used  in casting a vote on the Plan.

                    The  ballot  shall designate  the  Class  in which  the

                    Debtors believe a particular Claim or Interest belongs.



                                      ARTICLE IV

                           TREATMENT OF UNIMPAIRED CLASSES


          4.01.     INFOTECH

                    (a)  Infotech Administrative Claims (Class 1).

                         Each  holder of an Allowed Infotech Administrative







                    Claim shall be paid in full, in cash, by AMASYS as soon

                    as  practicable after  the Effective  Date, or  on such

                    other terms as may  be agreed upon by the  Claimant and

                    Infotech, except that  any such Allowed  Administrative

                    Claim or  portion thereof which, by  its express terms,

                    is not due or  payable by the Effective Date,  shall be

                    paid by AMASYS when due.

                    (b)  Infotech Priority Claims (Class 2).

                         Each holder of an Allowed  Infotech Priority Claim

                    shall be  paid in full, in  cash, by AMASYS  as soon as

                    practicable after the Effective  Date, or on such other

                    terms  as may  be  agreed  upon  by  the  Claimant  and

                    Infotech.

                    (c)  Infotech Tax Claims (Class 3).

                         Each holder of an Allowed Infotech Tax Claim shall

                    be paid in full,  in cash, by AMASYS either (a) as soon

                    as practicable after the Effective  Date or, (b) in the

                    sole discretion  of AMASYS,  in six (6)  equal, annual,

                    deferred  cash payments,  totalling the amount  of such

                    Allowed Claim, payable over six (6) years from the date

                    of assessment of such  Claim if an assessment has  been

                    made prior  to the  Confirmation Date (and  within five

                    (5) years of the Confirmation Date if no assessment has

                    been made  prior to  such date) together  with interest

                    accruing at the  lesser of (a)  the rate prescribed  in

                    the Internal Revenue Code,  or (b) such rate as  may be








                    prescribed by the Confirmation Order; with the first of

                    such payments  being made on the  Confirmation Date and

                    coming due annually thereafter, or as such Claimant and

                    Infotech or AMASYS may otherwise agree.

                              Application of  Payments.   All  payments  to

                              holders of Infotech Tax Claims shall and must

                              be applied under any and all circumstances by

                              such  Claimants (a)  first,  in  full to  and

                              against the  "penalty" portion of  such Claim

                              which may properly and legally be  deemed and

                              construed to  be or constitute  a personal or

                              fiduciary  liability  of  any and/or  all  of

                              Infotech's  officers  or principals,  and (b)

                              second,   only   after  such   actual  and/or

                              potential fiduciary liability  has been  paid

                              in full, as  desired by  such Tax  Claimants,

                              and/or as  is  otherwise directed  under  any

                              applicable law.

                    (d)  Infotech Convenience Claims (Class 4).

                         Each holder  of an  Allowed Claim in  Class 4 will

                    receive,  as soon  as practicable  after the  Effective

                    Date, a cash payment from AMASYS equal to the lesser of

                    either  (i) the amount  of such Allowed  Claim; or (ii)

                    five hundred ($500) dollars.












          4.02.     QUESTECH

                    (a)  Questech Administrative Claims (Class 1).

                         Each holder of  an Allowed Questech Administrative

                    Claim shall be  paid in full,  in cash, by  Reorganized

                    Questech as  soon as  practicable  after the  Effective

                    Date, or on such other  terms as may be agreed upon  by

                    the Claimant and Questech, except that any such Allowed

                    Administrative Claim  or portion thereof which,  by its

                    express   terms,  is   not  due   or  payable   by  the

                    Confirmation  Date,  shall   be  paid  by   Reorganized

                    Questech when due.

                    (b)  Questech Priority Claims (Class 2).

                         Each holder  of an Allowed Questech Priority Claim

                    shall be paid in full, in cash, by Reorganized Questech

                    as soon as practicable after  the Effective Date, or on

                    such  other terms as may be agreed upon by the Claimant

                    and Questech.

                    (c)  Questech Tax Claims (Class 3).

                         Each holder of an Allowed Questech Tax Claim shall

                    be  paid  in full,  in  cash,  by Reorganized  Questech

                    either (a)  as soon as practicable  after the Effective

                    Date or, (b) in the sole discretion of Questech, in six

                    (6)  equal, annual,  deferred cash  payments, totalling

                    the amount of such Allowed  Claim, payable over six (6)

                    years from the date  of assessment of such Claim  if an

                    assessment has been made prior to the Confirmation Date








                    (and within five  (5) years of the Confirmation Date if

                    no  assessment  has  been  made  prior  to  such  date)

                    together with  interest accruing  at the lesser  of (a)

                    the rate  prescribed in  the Internal Revenue  Code, or

                    (b)  such rate as may be prescribed by the Confirmation

                    Order, with  the first of  such payments being  made on

                    the   Confirmation   Date  and   coming   due  annually

                    thereafter,  or  as  such  Claimant  and  Questech  may

                    otherwise agree.

                              Application  of  Payments.   All  payments to

                              holders of Questech Tax Claims shall and must

                              be applied under any and all circumstances by

                              such  Claimants  (a)  first, in  full  to and

                              against  the "penalty" portion  of such Claim

                              which may properly and  legally be deemed and

                              construed to be  or constitute a personal  or

                              fiduciary  liability  of  any  and/or  all of

                              Questech's  officers  or principals,  and (b)

                              second,   only   after  such   actual  and/or

                              potential fiduciary liability  has been  paid

                              in full,  as desired  by such  Tax Claimants,

                              and/or  as  is otherwise  directed  under any

                              applicable law.

                    (d)  Questech Interests.

                         On  the  Confirmation  Date, Reorganized  Infotech

                    shall retain its  one hundred (100%)  percent ownership








                    of all of the Old Questech Common Stock.



                                      ARTICLE V

                            TREATMENT OF IMPAIRED CLASSES


          5.01.     Overview

                         All   holders  of   Allowed  Claims   and  Allowed

                    Interests in  Classes that are impaired  under the Plan

                    shall receive  the  Distributions  set  forth  in  this

                    Article V  on account of, and  in complete satisfaction

                    of, all such Allowed Claims and Allowed Interests.


          5.02.     Infotech

                    (a)  Infotech PBGC Claim (Class 5).

                         The PBGC, as  the sole holder of the  PBGC Claims,

                    shall receive,  in full  settlement on account  of such

                    Claim, as soon as practicable after the Effective Date:

                    (a)  196,000  shares  of  AMASYS  Series "A"  Preferred

                    Stock, (b) the PBGC Notes, (C) 645,000 AMASYS Warrants,

                    and  (d) fifty  (50%) percent  of the  net  recovery to

                    Amasys from the UPI Claim.

                    (b)  Infotech Unsecured Claims (Class 6).

                         Each holder of an Allowed Infotech Unsecured Claim

                    shall receive,  on account  of such Claim,  as soon  as

                    practicable  after the Effective  Date, either  (A) the

                    lesser of:  (i) its Pro Rata Share of 651,000 shares of

                    AMASYS Common Stock; or (ii) one share of AMASYS Common








                    Stock  for  each  dollar ($1.00)  of  Allowed  Infotech

                    Unsecured Claim; or

                         (B) its  Pro-Rata Share (not to  exceed the amount

                    of such holders Allowed  Claim plus interest thereon at

                    the rate  of  six  (6%)  percent  per  annum  from  the

                    Effective Date to the date of such Distribution) of the

                    Debtor's share of  the net proceeds,  if any, from  the

                    Avacus Lawsuit and undertakings.

                         Each holder of an Allowed Infotech Unsecured Claim

                    shall elect  on  the  ballot for  voting  on  the  Plan

                    whether to receive option "A" or "B" above.  An Allowed

                    Class  6 Claim which fails  to vote shall  be deemed to

                    have elected option "B" above.

                    (c)  Infotech Indemnification Claims (Class 7).

                         In  accordance  with  Section  12  of  the  Avacus

                    Stipulation, Indemnification Claims shall  be estimated

                    at  zero  (0)  for  purposes of  voting  on  the  Plan.

                    Indemnification  Claims  may  be  Allowed  pursuant  to

                    Section   502(c)  of   the  Bankruptcy  Code   only  in

                    accordance  with the  provisions  of Section  9 of  the

                    Avacus  Stipulation.   On  the  Effective Date,  Amasys

                    shall reserve 345,000 shares of Amasys Common Stock for

                    distribution  to holders  of Indemnification  Claims in

                    accordance  with Section 14  of the  Avacus Stipulation

                    and  Order.   Upon  allowance of  such  Indemnification

                    Claims, if  any, in  accordance with  Section 9  of the








                    Avacus  Stipulation,  Amasys shall  distribute  to each

                    holder of an Allowed Infotech Indemnification Claim one

                    (1)  share of  Amasys Common  Stock for each  Ten ($10)

                    Dollars of Allowed Indemnification Claim.

                    (d)  Infotech Interests (Class 8).

                         Each holder  of an Allowed Infotech Interest shall

                    receive,  on  account  of  such Interest,  as  soon  as

                    practicable after the Effective Date its Pro Rata Share

                    of (a) 1,600,000 shares of AMASYS Common Stock, and (b)

                    800,000 AMASYS Warrants.

                         On the Effective Date,  all shares of Old Infotech

                    Common Stock shall be canceled.

                    (e)  Infotech Securities Laws Claims (Class 9).

                         Each holder  of an Allowed Infotech  Class 8 Claim

                    shall receive its Pro Rata Share of (i) the FNN Class 7

                    Cash  Settlement Fund  and (ii) the  FNN Class  7 Share

                    Allocation as provided for in SECTION 5.10 of the

                    FNN Plan as

                    amended.  Holders of such Claims, who were permitted to

                    opt out  of the  Class Action  Settlement shall not  be

                    entitled to any Distribution  under the Plan on account

                    of  such Claims,  and may  not continue to  assert such

                    Claims  against  the   Reorganized  Debtors   following

                    confirmation of the Plan.














          5.03.     Questech

                    (a)  Questech SBA Claim (Class 4).

                         The  SBA/Questech  Claim  shall  be  paid in  full

                    within  three  (3)  years  from  the  Effective   Date,

                    pursuant to  the  terms  of  the  New  SBA  Note  which

                    provides for interest at 10.5%, as follows:

                              Reorganized  Questech  shall  pay $1  million

                              annually  (the  "Minimum Annual  Payment") to

                              the  SBA  in  equal, quarterly  installments,

                              with  the first  such payment  to be  due one

                              hundred twenty (120) days after the Effective

                              Date;

                              As  soon as  practicable after  the Effective

                              Date,  all  Questech  Excess  Cash   will  be

                              remitted to  the SBA, which funds  will be in

                              addition to the first installment payment due

                              as  set forth above  and credited against the

                              amount of the Allowed SBA/Questech Claim;

                              Reorganized  Questech shall also remit to the

                              SBA  proceeds  from  the  liquidation  of any

                              Questech  Assets  in  excess of  the  Minimum

                              Annual   Payment;  provided,   however,  that

                              Questech may retain a maximum  of $350,000 to

                              be used towards necessary  operating expenses

                              of Reorganized Questech for the first two (2)

                              years  after the Effective Date and a maximum








                              of  $175,000 for  the  third  year after  the

                              Effective  Date.  Payment  of such  necessary

                              operating  expenses  by Reorganized  Questech

                              shall  not exceed  $175,000  per  annum.  The

                              proceeds of  any  payments over  the  maximum

                              amount   allowed   for  necessary   operating

                              expenses  shall be  (i) credited  by the  SBA

                              towards subsequent quarterly installments and

                              (ii) applied  by the SBA to  first reduce the

                              principal amount of the New SBA Note;

                              to secure repayment of  the New SBA Note, the

                              SBA shall be  granted a security  interest in

                              the Questech Assets, which  security interest

                              shall be perfected by the SBA's possession of

                              all securities, debentures,  notes and  other

                              instruments issued by portfolio companies for

                              the   account    of   Reorganized   Questech.

                              Reorganized   Questech   shall  execute   and

                              deliver   to  the   SBA  any   UCC  financing

                              statements  necessary  to  perfect the  SBA's

                              security   interest   in   any    assets   of

                              Reorganized Questech; and

                              in the  event that  the New SBA  Note is  not

                              paid as  set forth  above, or in  the further

                              event that the  New SBA Note  is not paid  in

                              full   within  three   (3)  years   from  the








                              Effective  Date,  then   the  SBA  shall   be

                              entitled to execute on its security interests

                              in the Questech  Assets without further order

                              of the Court.

                    (b)  Questech Unsecured Claims (Class 5).

                         Each holder of an Allowed Unsecured Questech Claim

                    shall  receive, on  account of such  Claim, as  soon as

                    practical after the Effective Date, a payment, in cash,

                    equal to  thirty (30%) percent  of the  amount of  such

                    Allowed Claim.



                                      ARTICLE VI

                 ACCEPTANCE OR REJECTION OF PLAN; EFFECT OF REJECTION
                    BY ONE OR MORE CLASSES OF CLAIMS OR INTERESTS


          6.01.     Classes Entitled To Vote.

                         Each impaired Class  of Claims or Interests  shall

                    be  entitled to  vote  to accept  or  reject the  Plan,

                    except  that   any  Class   which  is  to   receive  no

                    Distribution  under the  Plan shall be  deemed, without

                    actually voting, to have rejected the Plan.


          6.02.     Class Acceptance Requirement.

                         A Class of Claims shall have accepted the  Plan if

                    the  Plan  is accepted  by  the  holders  of  at  least

                    two-thirds in  amount and more than  one-half in number

                    of the  Allowed Claims of such Class that have accepted

                    or  rejected the Plan.  A Class of Interests shall have







                    accepted the  Plan  if  the Plan  is  accepted  by  the

                    holders of at least two-thirds in amount of the Allowed

                    Interests of such Class  that have accepted or rejected

                    the Plan.


          6.03.     Confirmability and Severability of Plan.

                       The confirmation requirements of SECTION 1129 of the

                    Bankruptcy  Code  must  be  satisfied  separately  with

                    respect   to   each  Debtor.      Therefore,  each   of

                    Sections 6.01  and   6.02  hereof  shall  be  deemed  a

                    separate  plan of  reorganization for  each Debtor  for

                    purposes of confirmation.


          6.04.     Cramdown.

                         In  the event that any impaired Class of Claims or

                    Interests shall  fail to accept the  Plan in accordance

                    with SECTION 1129(a) of the Bankruptcy Code, the Debtors

                    reserve the right to request that the Court confirm the

                    Plan in  accordance with the  "cramdown" provisions  of

                    SECTION 1129(b) of the Bankruptcy Code.



                                     ARTICLE VII

                         PROVISIONS CONCERNING DISTRIBUTIONS


          7.01.     Time of Distributions Under the Plan.

                         Distributions  to be  made by  the Debtors  on the

                    Effective Date,  pursuant to the Plan, shall be made on

                    such  date, except  as  otherwise provided  for in  the







                    Plan, or as may be ordered by the Court.


          7.02.     Payment Dates.

                         Whenever  any Distribution  to be  made under  the

                    Plan shall be due on  a day other than a  Business Day,

                    such   Distribution  shall  instead  be  made,  without

                    interest, on the next Business Day.



          7.03.     Manner of Payments Under the Plan.

                         Payments  to  be made  by  the  Debtors "in  cash"

                    pursuant to the Plan  shall be made by check drawn on a

                    domestic bank or by wire transfer from a domestic bank;

                    except that payments by Reorganized Questech to the SBA

                    shall be made by cashiers check.


          7.04.     Fractional Cents.

                         Any other  provision of  the Plan to  the contrary

                    notwithstanding, no payments of fractions of cents will

                    be  made.  Whenever any payment of a fraction of a cent

                    would otherwise be called for, the actual payment shall

                    reflect  a rounding  of  such fraction  to the  nearest

                    whole cent (up or down).


          7.05.     Unclaimed Distributions.

                         Except as  otherwise provided herein, in the event

                    any Entity  fails to claim any  Distribution within six

                    (6)  months from  the date  such Distribution  is made,

                    such Entity  shall forfeit  all rights thereto,  and to







                    any and  all future  Distributions, and  thereafter the

                    Claim  for  such Distribution  shall  be  treated as  a

                    Disallowed Claim.    In this  regard, Distributions  to

                    Claimants entitled thereto shall  be sent to their last

                    known  address set forth on a proof of claim filed with

                    the  Court, or if  no proof of  claim is  filed, on the

                    schedules  of liabilities  filed by  the Debtor,  or to

                    such other address  as may be designated  by a Claimant

                    in accordance with Section 15.02 hereof.


          7.06.     Disputed Payments or Distributions.

                         In  the event  of  any dispute  between and  among

                    Claimants  (including the Entity  or Entities asserting

                    the right  to receive the disputed  Distribution) as to

                    the right  of  any  Entity to  receive  or  retain  any

                    Distribution to be made to such Entity  under the Plan,

                    the Debtors may, in lieu of making such Distribution to

                    such Entity, make it instead into  an escrow account or

                    to a  disbursing agent, for payment  or distribution as

                    ordered by a court of  competent jurisdiction or as the

                    interested parties to such dispute may  otherwise agree

                    among themselves.


          7.07.     Date of Distributions.

                         Any Distributions to be  made under the Plan shall

                    be  made  on  the  Effective  Date,  or  `as  otherwise

                    provided  for  herein, or  as  may  be ordered  by  the








                    Bankruptcy  Court.   Distributions  to be  made on  the

                    Effective Date  shall be  deemed made on  the Effective

                    Date if made as soon as practicable thereafter.


          7.08.     Disbursing Agent.

                         The Debtors may act  as their own disbursing agent

                    or  they may employ,  in their sole  discretion, one or

                    more disbursing  agents (each a  "Disbursing Agent") to

                    make all  or any portion of  the Distributions required

                    under this Plan.


          7.09.     Record Date for Holders of Interests.

                         For  purposes  of  the  Plan, the  date  an  order

                    confirming the Plan  is signed  by the  Court (or  such

                    other  date   that  the  Court  may   determine)  shall

                    constitute the record date  for determining the holders

                    of  Interests entitled  to  receive  the  Distributions

                    provided under the Plan.   As of the close  of business

                    on such date for purposes of Distribution, the transfer

                    ledgers in respect of Interests shall be closed.


          7.10.     Calculation of Distribution Amounts of Securities.

                         Any other  provision of  the Plan to  the contrary

                    notwithstanding  (i)  no  fractional shares  of  AMASYS

                    Common Stock  shall be  issued or distributed,  (ii) no

                    shares of  AMASYS Common  Stock will be  Distributed to

                    any Person entitled to fewer than three (3) shares, and

                    (iii) no cash will be paid  nor other Distribution made







                    in lieu  of whole  or fractional  shares not issued  or

                    distributed because of the provisions  of this Section.

                    Fractional shares shall be  rounded to the next greater

                    or next lower  whole number of  shares as follows:  (a)

                    fractions of  0.5 or  greater shall be  rounded to  the

                    next greater  whole number,  and (b) fractions  of less

                    than 0.5  shall be  rounded  to the  next lesser  whole

                    number.  For purposes  of the foregoing, all references

                    to holders  of Allowed Interests herein  shall refer to

                    the  direct  or  indirect  beneficial  owners  of  such

                    Allowed Interests as determined by the Debtors in their

                    sole discretion, and  all calculations relating  to the

                    rounding provisions of this Section shall be made based

                    on such beneficial ownership.



                                     ARTICLE VIII

                     PROVISIONS CONCERNING DISCHARGE AND PROPERTY


          8.01.     Discharge of All Claims and Equity Interests.

                         Except  as  otherwise provided  in  the  Plan, the

                    rights afforded in  the Plan shall  be in exchange  for

                    and in complete satisfaction, discharge and release  of

                    all Claims  or  Interests  of  any  nature  whatsoever,

                    including any interest accrued  thereon from and  after

                    March 5,  1991, against the Debtors  or the Debtors-in-

                    Possession or  any of  their assets or  properties; and

                    except   as   otherwise  provided   herein,   upon  the







                    Confirmation Date, all such Claims against or Interests

                    in  the  Debtors  or  Debtors-in-Possession   shall  be

                    satisfied, discharged  and  released in  full; and  all

                    Claimants and  holders of Interests  shall be precluded

                    from asserting  against the Debtors or  their assets or

                    properties, any  other or further claim  based upon any

                    act or  omission, transaction or other  activity of any

                    kind or nature that  occurred prior to the Confirmation

                    Date.


          8.02.     Vesting of Property in the Debtors and AMASYS.

                         Except as otherwise provided by the Plan, upon the

                    Confirmation Date,  title to  all assets dealt  with by

                    the  Plan shall pass to  the Debtors or  AMASYS, as the

                    case  may be, free and clear  of any and all Claims and

                    Interests,  in accordance with SECTION 1141 of the

                    Bankruptcy Code.


          8.03.     Discharge of Debtors.

                         Any consideration distributed under the Plan shall

                    be  in  exchange  for  and  in  complete  satisfaction,

                    discharge,  and release  of  all Claims  of any  nature

                    whatsoever against  the Debtors or any  of their assets

                    or properties; and except as otherwise provided herein,

                    upon the  Effective Date,  the Debtors shall  be deemed

                    discharged  and released  to  the extent  permitted  by

                 SECTION 1141 of the Bankruptcy Code from any and all Claims,








                    including but  not limited  to demands  and liabilities

                    that arose before the Effective Date, and  all debts of

                  the kind specified in SECTION 502(g), 502(h), or 502(i) of the  Bankruptcy  Code, whether  or not  (a) a  proof of

                    Claim based  upon such  debt is filed  or deemed  filed

                under SECTION 501 of  the Bankruptcy Code; (b)  a Claim based upon such debt is Allowed under SECTION 502 of the Bankruptcy

                    Code; or (c) the holder of a Claim based upon such debt

                    has accepted the Plan.  The Confirmation Order shall be

                    a   judicial  determination   of   discharge   of   all

                    liabilities of any and all of the Debtors.  As provided

                in SECTION 524  of the Bankruptcy Code,  such discharge shall void  any  judgment against  the  Debtors  at any  time

                    obtained  to   the  extent   it  relates  to   a  Claim

                    discharged, and  operates as an injunction  against the

                    prosecution  of  any  action  against  the  Debtors  or

                    property of the Debtors  to the extent it relates  to a

                    Claim discharged.


          8.04.     Discharge of Claims.

                         Except as  otherwise  provided herein  or  in  the

                    Confirmation Order,  the rights afforded  in this  Plan

                    and the payments and Distributions to be made hereunder

                    shall be in complete  and full satisfaction,  discharge

                    and release  of, all existing rights,  debts and Claims

                    of any  kind, nature or description  whatsoever against

                    the  Debtors  and the  Debtors-in-Possession or  any of







                    their  respective assets  or properties;  and upon  the

                    Effective Date, all existing Claims against the Debtors

                    and  the Debtors-in-Possession shall  be, and be deemed

                    to be, satisfied, discharged  and released in full; and

                    all holders of Claims shall be precluded from asserting

                    against the  Reorganized Debtors and/or AMASYS or their

                    assets or  properties any other or  further Claim based

                    upon any act or omission, transaction or other activity

                    of any  kind  or  nature  that occurred  prior  to  the

                    Effective  Date, whether  or  not such  holder filed  a

                    proof of claim.  On  the Confirmation Date, all  claims

                    and  liabilities  against  Infotech  and  any  and  all

                    members  of  the Infotech  Group  relating  to the  UPI

                    Pension Plan  shall be discharged and  released, except

                    as  provided  for in  the  Plan.   In  particular,  and

                    without  limitation,  all claims  against  the Infotech

                    Group for  employer  liability under  section  4062  of

               ERISA, 29 U.S.C. SECTION 1362, and any and all claims against the  Infotech Group  for minimum  funding contributions

                    respecting the UPI Pension Plan shall be discharged and

                    released.   Further, PBGC shall be  forever barred from

                    taking any  action to  enforce or perfect,  against any

                    property  of any member of the Infotech Group, any lien

                    that  may arise  under section  412(n) of  the Internal

                    Revenue Code of 1986, as amended, or section 302(f)  of

               ERISA, 29 U.S.C. SECTION 1082(f),  in connection with the UPI








                    Pension Plan.  Upon  confirmation of the Plan, Infotech

                    and  all members  of the  Infotech Group  shall release

                    PBGC  from any and all  claims with respect  to the UPI

                    Pension Plan.


          8.05.     Effect of Confirmation Order.

                         Except   as  provided  for   in  this   Plan,  the

                    Confirmation Order shall be a judicial determination of

                    discharge  of the  Debtors  from all  debts that  arose

                    before  the Effective Date and any liability on a Claim

               that is  determined under SECTION 502 of  the Bankruptcy Code as if such Claim had arisen before the Effective  Date,

                    whether or  not a proof  of a claim  based on any  such

                    date or liability is filed under SECTION 501  of  the

                    Bankruptcy Code  and whether  or not  a Claim based  on

               such  debt or liability  is Allowed under  SECTION 502 of the

                    Bankruptcy Code.



          8.06.     Surrender of Instruments and Release of Liens.

                         As  a  condition  to receiving  any  Distributions

                    provided for by the Plan, the holders of any  Interests

                    must  surrender  any  shares  or  certificates  of  Old

                    Infotech Common Stock to  AMASYS on the Effective Date.

                    All  of  such  shares and  certificates  surrendered to

                    AMASYS shall be conspicuously marked "canceled".











                                      ARTICLE IX

                               RELEASES AND TERMINATION


          9.01.     Releases.

                         Subject in all respects to, and except as provided

                    in, the PBGC  Term Sheet and the Avacus Stipulation, on

                    the Confirmation Date, all Claims based upon guarantees

                    of collection, payment  or performance, indemnity bonds

                    or    obligations,   performance    bonds,   contingent

                    liabilities arising out of  the assignment of leases or

                    contract  obligations,  or  other similar  undertakings

                    made or given by the Debtors prior to March 5, 1991, as

                    to the obligations or performance  of another or of any

                    other Person  shall be  discharged, released and  of no

                    further force and effect.


          9.02.     Release of Directors and Officers

                         (a)  Subject  in all  respects to  Section 9.02(b)

                    below, and to the  provisions of the Avacus Stipulation

                    and  Order, on  the Confirmation  Date and  without any

                    further act, Infotech hereby releases all directors and

                    officers of  Infotech who are directors  or officers of

                    AMASYS as specifically identified in paragraph 12.05 of

                    the Plan, and Questech hereby releases all directors of

                    Questech who are directors and officers  of Reorganized

                    Questech  as specifically identified in Paragraph 12.05

                    of the Plan from  any and all liability to  Infotech or








                    Questech,  based upon  any act  or omission  related to

                    past service  with or  for or on  behalf of any  of the

                    Debtors.

                         (b)  Notwithstanding the foregoing Section 9.02(a)

                    of the Plan,  claims arising out of the  subject matter

                    of the Avacus  Lawsuit are not affected  by the release

                    provided for in Section 9.02(a) or any other provisions

                    of the Plan, by any Order(s) of the Bankruptcy Court in

                    the  Chapter 11 cases or any case matter therein, or by

                    any  release or discharge purported  to be given by the

                    Debtor after  the Petition Date in  connection with the

                    settlement of any other action(s) involving the Debtor.


          9.03.     Disposition of Derivative Actions

                         (a)  Subject  in all respects to Sections 9.02(b),

                    and 9.03(b) of the Plan and the  Avacus Stipulation and

                    Order, on the Confirmation Date and without any further

                    act, Infotech  shall be  deemed to have  forever waived

                    and released  any and all claims,  obligations, rights,

                    causes  of  action and  liabilities,  whether  known or

                    unknown,   foreseen  or  unforseen,  then  existing  or

                    hereafter arising, which are based  in whole or in part

                    upon any  act, omission,  or other event  or occurrence

                    (a)  described   in  the  amended  complaint  filed  on

                    February 1,  1991 in the purported  derivative lawsuit,

                    Cavaliere,  et al. v. Earl  W. Brian. et  al., Case No.

                    BC012084, in the Los  Angeles Superior Court, which may







                    be  asserted by or on behalf of Infotech against any of

                    its present of former  officers or directors other than

                    C. Steven  Bolen, or  against any  of  the other  named

                    defendants in such lawsuit.

                         (b)  Notwithstanding anything to  the contrary  in

                    Sections 9.02(a) and 9.03(a) of  the Plan, on and after

                    the   Confirmation   Date,  pursuant   to   the  Avacus

                    Stipulation, which  is incorporated in this  Plan as an

                    integral part hereof by reference, Avacus is authorized

                    to  pursue  derivative  claims  on  behalf of  Infotech

                    asserted in or arising out of the subject matter of the

                    Avacus Lawsuit as the  representative of the Debtor and

                    claims arising out of the subject  matter of the Avacus

                    Lawsuit  are  not  affected  by  any  Order(s)  of  the

                    Bankruptcy Court  in the Chapter  11 cases or  any case

                    matter  therein,  the release  provided for  in Section

                    9.02(a)  or any other provisions of the Plan, or by any

                    release  or  discharge purported  to  be  given by  the

                    Debtor after  the Petition Date in  connection with the

                    settlement of any other action(s) involving the Debtor.

                         (c)  The  Avacus Stipulation  and  Order which  is

                    annexed to the Plan as Exhibit 7 is an integral part of

                    the Plan, and upon the Effective Date, shall be binding

                    on Infotech, its estate, and  all the holders of claims

                    and Interests.

                         (d)  Notwithstanding any other  provision of  this








                    paragraph  "9", or  any  other provision  of the  Plan,

                    Deloitte and Touche shall not be joined  as a defendant

                    in the Avacus Lawsuit.


          9.04.     Certain Terminations.

                         On   the   Confirmation   Date,  all   instruments

                    evidencing indebtedness of the Debtors, as the case may

                    be, impaired  by the Plan  shall be deemed  canceled as

                    against the Debtors only.


          9.05.     Rights if Plan not Confirmed.

                         If Confirmation  of the  Plan does not  occur, the

                    Plan  shall be deemed null and void, and in such event,

                    nothing contained  herein shall be deemed to constitute

                    a waiver or  release of  any Claims by  or against  the

                    Debtors  or any  other Entity  or to  prejudice in  any

                    manner the rights of  the Debtors or any Entity  in any

                    further  proceedings involving the  Debtors as the case

                    may be.



                                      ARTICLE X

                TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES


          10.01.         Any pre-petition executory  contract or  unexpired

                    lease of  the Debtors not expressly  rejected, or which

                    is not the subject of  a pending application to  reject

                    on the Confirmation Date, shall be deemed assumed as of

                    the Confirmation Date.







          10.02.         Any Entity whose Claim arises from rejection of an

                    executory contract  or lease shall, to  the extent such

                    Claim becomes an Allowed  Claim, have the rights of  an

                    Infotech  Class  6  Claimant  or  a  Questech  Class  5

                    Claimant, as the case may be, with respect thereto.

          10.03.         Any Entity who has a  claim against the Debtors by

                    virtue  of  the  operation  of Section  10.02  of  this

                    Article  may file a claim  with the Clerk  of the Court

                    and  serve a  copy of  such claim  upon the  Debtors in

                    accordance with the notice provisions of  Section 15.02

                    hereof, within thirty (30) days following service  upon

                    such  Entity of  notice  of entry  of the  Confirmation

                    Order or order authorizing such rejection, whichever is

                    later.  If such Claim is not filed within the specified

                    time, it shall be forever barred from assertion against

                    the  Debtors  and/or   AMASYS,  and  their   respective

                    properties.

          10.04.         Any Claim filed in accordance with the  provisions

                    of Section 10.03  hereof shall be treated as a Disputed

                    Infotech Class 6 Claim or  a Disputed Questech Class  5

                    Claim, as the case may be, until the period of time has

                    elapsed within which the  Debtors may file an objection

                    to such Claim with no such objection being filed.


          10.05.    Indemnification Obligations.

                         Subject and limited in all respect to the provisos

                    set  forth  below  and  the provisions  of  the  Avacus







                    Stipulation  and Order,  and the  PBGC Term  Sheet, the

                    obligations of the  Debtors to indemnify their  present

                    and former directors and officers pursuant  to charter,

                    by-laws,   contract  and/or  applicable  law  shall  be

                    treated  as continuing  obligations of  the Reorganized

                    Debtors  and, in the case of Infotech, shall be a joint

                    and  several obligation  of Infotech  and AMASYS,  with

                    respect to  a claim by or  in the right of  the Debtors

                    related  to past services with  or for or  on behalf of

                    the   Debtors,  and   such  obligation   shall  survive

                    confirmation of the Plan; provided further that neither

                    Infotech  nor  AMASYS shall  indemnify  any present  or

                    former director or officer  of the Debtors with respect

                    to any  occurrence that occurred prior  to the Petition

                    Date  if  a final  judgment  of  a court  of  competent

                    jurisdiction  determines  that  any  such  director  or

                    officer is liable to the Debtors or AMASYS by reason of

                    conduct or actions determined to be acts of  actual and

                    deliberate dishonesty with actual dishonest purpose and

                    intent,  which  acts  were  material to  the  cause  so

                    adjudicated;   and   provided  further   that,  neither

                    Infotech  nor AMASYS  shall  indemnify  and present  or

                    former director or officer  of the Debtors with respect

                    to  any act or omission related to past service with or

                    for,  or on  behalf of  any of  the Debtors  where such

                    liability  was the result of  a failure to  act in good








                    faith, gross  negligence, or willful misconduct  of the

                    present or former individual director(s) and officer(s)

                    seeking  such  indemnification;  and provided  further,

                    that such indemnification or reimbursement as described

                    above   shall  not  include   (and  shall  specifically

                    exclude)  any indemnification  or reimbursement  of the

                    legal fees of any such director and officer and  extend

                    only to the  amount of damages due  from such directors

                    and officers to the Debtors.  Any other indemnification

                    obligations  of the Debtors  to indemnify their present

                    and former directors and officers pursuant to  charter,

                    by-laws,  contract  and/or   applicable  law  shall  be

                    discharged on the Confirmation Date.

                                      ARTICLE XI

                       PROCEDURES FOR RESOLVING DISPUTED CLAIMS


          11.01.    Time Limit for Objections to Claims.

                         Objections to Claims shall be filed by the Debtors

                    with the Court and  served upon each holder of  each of

                    the Claims to which objections are made, not later than

                    thirty (30) days subsequent to the Confirmation Date or

                    within  such other time period  as may be  fixed by the

                    Court, except that  unless otherwise extended  by order

                    of  the Court, the Debtors may file an objection to the

                    allowance  of  any  Claim   filed  resulting  from  the

                    rejection  of an  executory  contract on  the later  of

                    sixty  (60)  days following  the  Confirmation  Date or







                    within  sixty (60) days after  the filing of such Claim

                    and service of  a copy of such Claim upon the Debtor as

                    provided for  in Section 10.03 hereof.  The Debtors are

                    specifically empowered  by the terms of  this Plan with

                    the right  to  commence  and  prosecute  objections  to

                    Claims.


          11.02.    Resolution of Disputed Claims.

                         Unless otherwise ordered by the Court, the Debtors

                    shall,  in their  sole discretion,  either  litigate to

                    judgment,  settle or  withdraw  objections to  Disputed

                    Claims without  notice to any party  in interest, other

                    than Avacus who shall be entitled to notice of at least

                    three (3) Business Days.


          11.03.    Payments.

                         Payments  and  distributions to  each holder  of a

                    Disputed Claim that ultimately becomes an Allowed Claim

                    shall be made in accordance with the provisions  of the

                    Plan with respect  to the Class  of Creditors to  which

                    the  respective  holder  of an  Allowed  Claim belongs.

                    Such payments  and distributions shall be  made as soon

                    as practicable after the  date that the Court  enters a

                    Final  Order allowing  such  Claim but  not later  than

                    thirty   (30)  days  thereafter.     Payments  made  in

                    accordance  with this  Article  shall not  include  the

                    interest on the amount of such payment from the date on








                    which  the holder of the  Allowed Claim would have been

                    entitled  to receive payment  if its  Claim had  it not

                    been a Disputed Claim.   Payments shall be made  as and

                    when  a Disputed Claim has become, in whole or in part,

                    an Allowed Claim  or a Disallowed Claim, pursuant  to a

                    Final  Order or  agreement between  the Debtor,  as the

                    case may be, and such Claimant.



                                     ARTICLE XII

                MEANS FOR EXECUTION OF THE PLAN; CONDITIONS PRECEDENT


          12.01.    Overview.

                         The  Plan  is  to   be  implemented  in  a  manner

                consistent with SECTION 1123 of the Bankruptcy Code.


          12.02.    Assignment of Assets to AMASYS.

                         The  Plan  provides  for  all  of  the  Assets  of

                    Infotech  to  be assigned  on  the  Effective Date,  in

                    accordance   with   the   Assignment   and   Assumption

                    Agreement,  to a  new operating company  called AMASYS.

                    Three (3) years after  the Effective Date, all residual

                    assets of Reorganized Questech, subject to any security

                    interest in such assets granted to  the SBA pursuant to

                    the SBA  Agreement, will be transferred  to AMASYS, and

                    Reorganized Questech  will  be dissolved.    After  the












                    Effective Date, Infotech shall cease to exist.


          12.03.    Deliberately Omitted.


          12.04.    Continued Corporate Existence.

                         Infotech shall  not continue  to  exist after  the

                    Effective  Date of  the  Plan as  a separate  corporate

                    entities.  Following the  Effective Date, management of

                    AMASYS may  determine in  the exercise of  its business

                    judgment that  it is  necessary or convenient  to alter

                    the corporate structure or capitalization of  AMASYS as

                    described in this Plan.  Alteration shall be permitted,

                    provided  only that AMASYS shall comply with applicable

                    non-bankruptcy laws and the  requirements set forth  in

                    its Certificates of Incorporation  including provisions

                    mandated by  the Avacus  Stipulation and Order  and the

                    PBGC  Term Sheet.  Until such time  as the New SBA Note

                    is  paid in full, or the SBA executes upon its security

                    interest in the Questech Assets, Questech shall  remain

                    a SBIC and shall retain its license relating thereto.


          12.05.    Directors and Officers.

                         The directors  of AMASYS will  be:  (a)  Robert F.

                    Delaney, (b) C.W. Gilluly,  Ed.D., (c) Robert J. Lynch,

                    Jr., (d) William E. Mayer, M.D., (e) Thomas E. McMahan,

                    (f) Robert A.  Nigro, and  (g) William J.  White.   The

                    directors  of  Reorganized   Questech  will  be  Dwight

                    Geduldig and Dr.  C.W. Gilluly.   Dr.  Gilluly will  be







                    Chief   Executive  Officer  and  President  of  AMASYS.

                    AMASYS shall execute  an employment  contract with  Dr.

                    Gilluly  which shall have a  term of not  less than two

                    (2) years and shall contain, among other things, a non-

                    compete  agreement in the event Dr. Gilluly voluntarily

                    leaves the  company during  the term of  the employment

                    contract.   Constance F.  Harrison will be  employed as

                    Chief  Executive Officer  and President  of Reorganized

                    Questech.   The tenure and  manner of selection  of the

                    directors  and officers of  the Reorganized Debtors and

                    AMASYS shall be as provided in the  charter and by-laws

                    of each of these companies.


          12.06.    By-Laws; Charter.

                         The by-laws  and corporate charter of  each of the

                    Reorganized  Debtors shall  be amended as  necessary to

                    satisfy  the provisions  of  the Plan  subject to  such

                    further amendment as may be permitted by applicable law

                    and   further   provided   that   the   indemnification

                    provisions  of  such  by  laws  and  charter  shall  be

                    consistent  with the Avacus  Stipulation and  Order and

                    the PBGC  Term Sheet,  and Section  10.05 of  the Plan.

                    The  AMASYS Corporate Charter shall be substantially in

                    the  form  of  Exhibit  "1"  annexed  hereto  provided,

                    however, that such Charter shall  be modified to be  in

                    all respects  consistent with the PBGC  Term Sheet, the

                    Avacus Stipulation and Order,  and Section 10.05 of the







                    Plan.


          12.07.    Cancellation and Issuance of Stock.

                         On,  or   as  soon   as  practicable   after,  the

                    Confirmation  Date  to  the extent  applicable,  AMASYS

                    Common  Stock,  AMASYS Series  "A" Preferred  Stock and

                    AMASYS Warrants  shall  be issued,  distributed  and/or

                    transferred in accordance with  the terms of this Plan.

                    This  Plan and the Disclosure Statement relating hereto

              (after approval  thereof by  the Court under  SECTION 1125 of

                    the  Bankruptcy   Code)  shall   be  deemed  to   be  a

                    solicitation  to  persons  who are  to  receive  AMASYS

                    Common Stock under this Plan for purposes of compliance

                    with  Rules 16(b)-3  promulgated  under the  Securities

                    Exchange Act of 1934, as amended.


          12.08.    Revesting of Assets.

                         The property  of the estates of  the Debtors shall

                    revest  in the  Reorganized  Debtors on  the  Effective

                    Date,  except as otherwise provided  in the Plan or the

                    Confirmation  Order.    On and  after  the Confirmation

                    Date,  the   Reorganized  Debtors  may   operate  their

                    businesses  and  may  use,   acquire,  and  dispose  of

                    property  free  of any  restrictions of  the Bankruptcy

                    Code.  As of the Confirmation Date, all property of the

                    Reorganized  Debtors shall  be  free and  clear of  all

                    Claims  and  Equity  Interests  arising  prior  to  the








                    Confirmation Date, except  as specifically provided  in

                    the Plan.


          12.10.    Distributions.

                         The Distributions to be  made under the Plan shall

                    be made  by each  Reorganized Debtor obligated  to make

                    such  Distribution  or, in  the  case  of Infotech,  by

                    AMASYS.


          12.11.    Effectuating Documents.

                         The  Debtors shall file  with the Bankruptcy Court

                    such agreements, indentures, and other documents as may

                    be necessary or  appropriate to effectuate  and further

                    evidence the terms and conditions of  the Plan not less

                    than one  (1)  business day  prior  to the  hearing  to

                    consider confirmation of the Plan.


          12.12.    Avoidance Actions.

                         Causes  of  action   assertable  by  each   Debtor

            pursuant  to SUB-SECTION 542, 543, 544, 545, 547, 548, 549, 550,

                    or 553 of the Code shall be retained by such Debtor and

                    in  the case of Infotech shall be assigned to Amasys on

                    the Effective Date.


          12.13.    Articles of Incorporation.

                         On or  before the Effective Date,  the Debtors and

                    AMASYS shall  adopt and file  Articles of Incorporation

             that, among other  things, comply with  SECTION 1123(a)(6) of








                    the Bankruptcy Code.


          12.14.    Conditions to Distributions to Infotech Class 8.

                         The treatment of Infotech Class  8 is as set forth

                    in Section 5.02(d).   Infotech shall not be responsible

                    for  the  distribution of  cash  from the  FNN  Class 7

                    Settlement Fund and the shares of New  FNN Common Stock

                    comprising the FNN Class  7 Share Allocation, but shall

                    fulfill its obligations  to Infotech Class  8 hereunder

                    by FNN depositing the  Infotech Class 8 Settlement Fund

                    and  the Infotech  Class  8 Share  Allocation with  the

             Class  Action  Court  for distribution  pursuant  to  SECTION

                    5.02(c)  and  the   Class  Action  Stipulation.     Any

                    Securities Laws Indemnification Claims held by any non-

                    settling defendant named in  the Class Action that were

                    not timely  filed with  the Bankruptcy Court  by August

                    16, 1991 shall be forever barred and discharged.


          12.15.    Issuance of AMASYS Common Stock.

                         The  Certificate of Incorporation of AMASYS, as in

                    effect  on the  Confirmation Date,  will  authorize the

                    issuance of at least 20 million shares of AMASYS Common

                    Stock.  Such shares will, among other things be used to

               satisfy  all of the requirements of SECTION 5.02 of the Plan.

                    A total of 950,000 shares will be reserved for issuance

                    under the  AMASYS Stock  Option  Plan, and  a total  of

                    1,445,000 will be reserved  for issuance to the holders








                    of the AMASYS Warrants and the AMASYS/PBGC Warrants.


          12.16.    Stock Option Plan.

                         On the Confirmation Date,  the AMASYS Stock Option

                    Plan shall become effective.


          12.17.    Abandonment of UPI Stock.

                         On the  Effective Date, Infotech will  abandon any

                    and all of its shares of stock of (i) UPI, and (ii) New

              UPI, Inc., pursuant to SECTION 554 of the Bankruptcy Code and

                    Bankruptcy Rule  6007.   In addition, on  the Effective

                    Date, each member of the Infotech Group  will be deemed

                    to  have abandoned any and all of their shares of stock

                    of  UPI and New UPI, Inc.  This abandonment by Infotech

                    and the Infotech Group,  however, shall not relieve any

                    person  from its  obligations under  the terms  of this

                    Plan.    Nor  shall  this   abandonment  affect  PBGC's

                    allegations  that, until the  abandonment, the Infotech

                    Group  was or could be  liable with respect  to the UPI

           Pension Plan  pursuant to SUB-SECTION 302, 4007,  4042, and 4062 of  ERISA, 29  U.S.C.  SUB-SECTION 1082, 1037,  1342, 1362,  and

              SECTION 412 of the Internal Revenue Code of 1986, as amended,

                  26 U.S.C. SECTION 412.


















                                     ARTICLE XIII

                              RETENTION OF JURISDICTION


          13.01.    Retention of Jurisdiction.

                         The  Court  shall   retain  jurisdiction  of  this

                    proceeding  following the  Confirmation  Date  for  the

                    following purposes:

                    13.01.01. to hear  and determine any  objections to the

                              allowance of Claims or Interests;

                    13.01.02. to determine  any  and all  applications  for

                              compensation  for  Professional  Persons  and

                              similar fees;

                    13.01.03. to determine any and all pending applications

                              for  the rejection or  assumption or  for the

                              assumption  and assignment,  as the  case may

                              be,  of  executory  contracts  to  which  the

                              Debtor is a party or with respect to which it

                              may be liable, and to hear and determine, and

                              if need  be to liquidate, any  and all Claims

                              arising therefrom;

                    13.01.04. to  determine  any   and  all   applications,

                              adversary   proceedings,  and   contested  or

                              litigated matters properly  before the  Court

                              and pending on the Confirmation Date;

             13.01.05. to modify the Plan pursuant to SECTION  1127 of the

                              Bankruptcy Code  or to  remedy any  defect or

                              omission  or  reconcile any  inconsistency in

                              the   Confirmation   Order   to  the   extent







                              authorized by the Bankruptcy Code;

                    13.01.06. to  hear  and  determine  all  controversies,

                              suits and  disputes, if any, as  may arise in

                              connection   with   the   interpretation   or

                              enforcement of the Plan;

                    13.01.07. to  hear  and  determine  all  controversies,

                              suits and disputes, if any, as may arise with

                              regard to orders of this Court in the Chapter

                              11 Case entered on or before the Confirmation

                              Date;

                    13.01.08. to   hear   and   determine   any   and   all

                              controversies and disputes arising  under, or

                              in connection with, the Plan;

                    13.01.09. to  adjudicate  all controversies  concerning

                              the classification of any Claim;

                    13.01.10. to liquidate damages  in connection with  any

                              disputed, contingent or unliquidated Claims;

                    13.01.11. to  adjudicate all  Claims  to a  security or

                              ownership  interest  in any  property  of the

                              Debtors or in any proceeds thereof;

                    13.01.12. to  adjudicate  all  Claims or  controversies

                              arising   out  of  any  purchases,  sales  or

                              contracts  made or undertaken  by the Debtors

                              during the pendency of the Chapter 11 Case;

                    13.01.13. to recover  all assets and  properties of the

                              Debtors   wherever  located,   including  the

                              prosecution and adjudication of all causes of








                              action  available to  the Debtors  as at  the

                              Confirmation Date;

                    13.01.14. to  determine  all  questions   and  disputes

                              regarding  recovery of and entitlement to the

                              Debtors' assets and determine all  claims and

                              disputes between  the Debtors, and  any other

                              Entity, whether  or not subject to  an action

                              pending as of the Confirmation Date;

                    13.01.15. to  enter  any order,  including injunctions,

                              necessary  to enforce  the title,  rights and

                              powers  of the  Debtors  and to  impose  such

                              limitations,    restrictions,    terms    and

                              conditions on such  title, rights and  powers

                              as   the   Court   may   deem   necessary  or

                              appropriate;

                    13.01.16. to  enter an order of Consummation concluding

                              and terminating the Chapter 11 Case; and

                    13.01.17. to  make  such  orders  as  are  necessary or

                              appropriate  to carry  out the  provisions of

                              the Plan, including but not limited to orders

                              interpreting,  clarifying  or  enforcing  the

                              provisions thereof.

                    13.01.18. to  adjudicate  all  Claims or  controversies

                              arising out  of  or in  connection  with  the

                              Avacus Stipulation and Order, and/or the PBGC

                              Term Sheet.










                                     ARTICLE XIV

                                  GENERAL PROVISIONS


          14.01.    Modification of the Plan.

                         The Debtors reserve the  right, in accordance with

                    the Bankruptcy  Code, to  seek to  amend or modify  the

                    Plan before or after the Confirmation Date.


          14.02.    Notices.

                         All  notices, requests,  elections  or demands  in

                    connection  with  the  Plan  including  any  change  of

                    address of  any Claimant for the  purposes of receiving

                    distributions  under  the   Plan  and  forfeiting  same

                    pursuant to Section 7.05 hereof shall be in writing and

                    shall be deemed to have been given when received or, if

                    mailed,  five  (5)  days  after  the  date  of  mailing

                    provided  such  writing   shall  have   been  sent   by

                    registered  or certified mail,  postage prepaid, return

                    receipt  requested,   and  if  sent   to  the  Debtors,

                    addressed to:


                                   c/o Amasys Corporation
                                   Telecommunications Industries, Inc.
                                   4900 Seminary Road
                                   Suite 800
                                   Alexandria, VA  22311
                                   Attn:   C.W. Gilluly

                                   Questech Capital Corp.
                                   120 Wall Street, 9th Floor
                                   New York, NY  10005
                                   Attn:   Constance F. Harrison

                    with a copy to:









                                   Angel & Frankel, P.C.
                                   366 Madison Avenue
                                   New York, New York  10017-3191
                                   Attn:   Joshua J. Angel, Esq.
                                           Robert A. Abrams, Esq.


                    All  notices and  requests  to Claimants  of any  Class

                    shall be sent to them at their last known address.  The

                    Debtors, and  any Claimant of any  Class, may designate

                    in  writing  any other  address  for  purposes of  this

                    Section  15.02,  which designation  shall  be effective

                    upon receipt.


          14.03.    Headings.

                         The  headings used  in the  Plan are  inserted for

                    convenience only  and neither  constitute a portion  of

                    the Plan nor in any manner affect the provisions of the

                    Plan.


          14.04.    Severability.

                         Should any provision in  the Plan be determined to

                    be unenforceable,  such determination  shall in  no way

                    limit or affect the enforceability and operative effect

                    of any and all other provisions of the Plan.


          14.05.    Governing Law.

                         Except to  the extent that the  Bankruptcy Code is

                    applicable,  the rights  and obligations  arising under

                    the  Plan  shall  be  governed by,  and  construed  and

                    enforced in accordance  with, the laws of  the State of

                    New York.








          14.06.    Successors and Assigns.

                         The rights and obligations  of any Entity named or

                    referred to  in the  Plan shall  be  binding upon,  and

                    shall  inure  to the  benefit  of,  the successors  and

                    assigns of such Entity.


          14.07.    Verbiage Inconsistencies.

                         The PBGC Term Sheet and the Avacus Stipulation and
                    Order shall be controlling to the extent there are any inconsistencies between either of those documents and with the language contained in the body of the Plan.



          Dated:  New York, New York
                  March 30, 1994

                                            INFOTECHNOLOGY, INC.



                                            By: /S/ C.W. Gilluly
                                                  C.W. Gilluly
                                            Its:  Chief Executive Officer



                                            QUESTECH CAPITAL CORPORATION



                                            By: /S/ C.W. Gilluly
                                                  C.W. Gilluly
                                            Its:  Chief Financial Officer















